Exhibit 8

LETTER OF CONSENT

Canadian Natural Resources Limited
2500, 855 - 2nd Street SW
Calgary, Alberta T2P 4J8

Re:  Consent of Independent Petroleum Consultants

To Whom It May Concern :

We consent to the use of our report with respect to the reserves data of Canadian Natural Resources Limited incorporated by reference in its

(i)	Annual Report (Form 40-F) for the year ended December 31, 2009.

(ii)	Registration Statement on Form F-9 (File No. 333-162270), filed with the Securities and Exchange Commission.

Yours very trul y, GLJ PETROLEUM CONSULTANTS LTD.

Dated March 24, 2010
Calgary, Alberta
CANADA